UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DYNACQ HEALTHCARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DYNACQ HEALTHCARE, INC.

10304 Interstate 10 East, Suite 369

Houston, Texas 77029

December 2, 2004

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Dynacq Healthcare, Inc., which will be held on January 4, 2005, beginning at 10:00 a.m. local time, at 10304 Interstate 10 East, Suite 369, Houston, Texas 77029.

Information about the Annual Meeting, including matters on which shareholders will act, may be found in the notice of annual meeting and proxy statement accompanying this letter. We look forward to greeting in person as many of our shareholders as possible.

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and promptly return the accompanying proxy in the enclosed envelope. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

We look forward to seeing you at the meeting!

Sincerely yours,

/s/ Chiu M. Chan
Chiu M. Chan
Chief Executive Officer & President

DYNACQ HEALTHCARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

January 4, 2005

The Annual Meeting of the Stockholders of Dynacq Healthcare, Inc. (the “Company”) will be held on January 4, 2005, at 10 a.m. local time, at the Company’s executive offices located at 10304 I-10 East, Suite 369, Houston, Texas 77029 for the following purposes:

1.	To elect directors to the Board of Directors to serve until our next annual meeting of shareholders, or until their respective successors are elected and qualified.

2.	To ratify the appointment of Killman, Murrell & Company, P.C. as independent auditors for the Company for the fiscal year ending August 31, 2005.

3.	To transact such other business as may properly come before the meeting and any adjournments.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Our Board of Directors is not aware of any other proposals for the January 4, 2005 Annual Meeting.

All stockholders of record at the close of business on November 29, 2004, are entitled to notice of and to vote at the meeting or any adjournment. At least a majority of the outstanding shares of the Company are required to be present at the meeting or represented by proxy to constitute a quorum.

By Order of the Board of Directors,

/s/ Chiu M. Chan
Chiu M. Chan
Chairman of the Board, Chief Executive Officer, President and Secretary

Houston, Texas

December 2, 2004

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

DYNACQ HEALTHCARE, INC.

PROXY STATEMENT

This proxy statement is furnished to stockholders of Dynacq Healthcare, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company (the “January 4, 2005 Annual Meeting”), to be held at the Company’s executive offices located at 10304 I-10 East, Suite 369, Houston, Texas 77029, on the 4th day of January, 2005, at 10:00 a.m. local time, and at any and all adjournments. Stockholders of record at the close of business on November 29, 2004 will be entitled to notice of and to vote at the meeting and at all adjournments.

When a properly executed proxy is received prior to the meeting, the shares represented will be voted at the meeting in accordance with the directions noted. A proxy may be revoked at any time before it is exercised by submitting a written revocation or a later-dated proxy to the Secretary of the Company at the mailing address of the Company provided below, or by attending the meeting in person and so notifying the inspector of elections.

Management does not intend to present any business for a vote at the meeting, other than the election of directors and the ratification of the appointment of the independent auditors. Unless stockholders specify otherwise in their proxies, proxies will be voted (1) FOR the election of director nominees listed in this proxy statement and (2) FOR the ratification of the appointment of the independent auditors. If other matters requiring the vote of stockholders properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote proxies held by them in accordance with their judgment on such matters.

The complete mailing address of the Company’s executive offices is 10304 Interstate 10 East, Suite 369, Houston, Texas 77029. The approximate date on which this proxy statement and the accompanying proxy card were first sent or given to the stockholders of the Company is December 3, 2004.

VOTING SECURITIES

On November 29, 2004, the record date, there were outstanding and entitled to vote 14,851,568 shares of the common stock of the Company, held of record by approximately 331 persons. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of common stock held on the record date. Cumulative voting is not permitted under the Company’s Certificate of Incorporation or Bylaws.

PROPOSAL 1: ELECTION OF DIRECTORS

The persons whose names are set forth as proxies in the enclosed proxy card will vote all shares over which they have discretionary authority “FOR” the election of the nominees named below unless otherwise directed. Although the Board of Directors of the Company does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed proxies will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.

The Board of Directors recommends a vote FOR each of the nominees named below. The holders of a majority of the shares of common stock present in person or represented by proxy will constitute a quorum for the transaction of business at the January 4, 2005 Annual Meeting. The affirmative vote of holders of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the January 4, 2005 Annual Meeting is required to elect each director nominee.

The following table sets forth, for each nominee for election as a director, his name, his principal occupation, his age and the year in which he first became a director of the Company. The nominees have consented to be named in this proxy statement and to serve as directors, if elected.

Name	Principal Occupation	Age	Director Since
Chiu M. Chan	Mr. Chan has served as a director and as our president, secretary, and chief executive officer since July 1992. Mr. Chan is a registered pharmacist and during the period from May 1978 to July 1992 was employed by various healthcare service organizations in Houston, Texas. Mr. Chan earned a Bachelor of Science degree in Pharmacy from the University of Houston. Chiu M. Chan is not related to Philip S. Chan. Since January 2004, Chiu M. Chan has also been serving as our acting chief operating officer.	51	1992

Philip S. Chan	Philip Chan has served as a director and as our vice president of finance, chief financial officer, and treasurer since July 1992. Mr. Chan earned advanced accounting degrees from the University of Houston and is a CPA in the State of Texas. Prior to his employment with Dynacq, Mr. Chan has previous corporate and outside accounting experience. Philip S. Chan is not related to Chiu M. Chan.	53	1992

Stephen L. Huber	Mr. Huber has served as a director of Dynacq since July 1992. Mr. Huber is a registered pharmacist and earned a Bachelor of Science degree in Pharmacy and a Masters of Science in Hospital Pharmacy, both from the University of Houston. From 1991 to 1999, Mr. Huber served as the Deputy Division Head for patient care services at the University of Texas M.D. Anderson Cancer Center. Mr. Huber joined M.D. Anderson in 1984 as Assistant Director of Operations. In 1999, Mr. Huber joined Cortex Communications, Inc., a medical education company, as president and chief operating officer. In 2001, Mr. Huber joined Medicus International now known as Publicis Healthcare Communications Group, a global medical communications company, as its senior vice president. Mr. Huber continues to serve as a research consultant to M.D. Anderson.	54	1992

Earl R. Votaw	Mr. Votaw has served as a director of Dynacq since July 1992. Mr. Votaw earned a Bachelor of Arts degree from the University of the Americas in Mexico City and a certificate of graduation from the Graduate School of Mortgage Banking from Northwestern University of Chicago. Prior to his retirement in December 1993, Mr. Votaw served as a director and as the president and chief executive officer of Capital Bank, a Texas chartered bank located in Houston, Texas, where he continues to serve as a director. Mr. Votaw also serves as a director of Capital Bancorp.	77	1992

Ping S. Chu	Ping S. Chu has served as a director of Dynacq since May 2002. Dr. Chu received his Ph.D. degree in chemistry from Massachusetts Institute of Technology before he went to medical school at the University of Miami, Florida. Dr. Chu finished his oncology training at M.D. Anderson Cancer Center in 1989 and has been in solo private practice since completion. Dr. Chu is board certified in internal medicine and medical oncology.	53	2002

James G. Gerace	Mr. Gerace has served as a director of Dynacq since January 2004. Mr. Gerace received his degree in Business Administration with a major in accounting from Texas A & M University in 1961. He is a Certified Public Accountant and mediator with more than thirty years of professional experience at public accounting firms, performing audits, tax planning and related services. He has served on the Board of Directors of several banks and savings and loan associations and has maintained his private CPA firm for approximately the last thirty-five years.	66	2004

BOARD MEETINGS, COMMITTEES, COMPENSATION AND INDEPENDENCE

Board Meetings and Committees

During fiscal year 2004, our Board of Directors held 17 meetings and acted by unanimous written consent on 12 occasions. For fiscal year 2004, each director attended at least 75% or more of the aggregate number of meetings held by our Board of Directors and the committees on which he served, except Mr. Chiu Chan who provided written consents to the actions taken by the Board for the meetings at which he was not present in person. Directors are encouraged, but not required, to attend annual meetings of stockholders of the Company. The Company did not hold an annual meeting during the fiscal year ended August 31, 2004, but the members of the Board of Directors were appointed to serve as directors by written consent of a majority of the stockholders in connection with the reincorporation of Dynacq in Delaware in November 2003.

Audit Committee

The Audit Committee consisted of Messrs. Huber, Votaw and Chu for all of fiscal 2004 and included Mr. Gerace as of January 2004, each of whom is independent as defined by the National Association of Securities Dealers Marketplace Rules. The Board has determined that Mr. Gerace, who serves as the Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined by the rules promulgated by the Securities and Exchange Commission (the “Commission”).

The Audit Committee generally has responsibility for appointing, overseeing, and determining the compensation of our independent certified public accountants, reviewing the plan and scope of the accountant’s audit, reviewing our audit and control functions, approving all permitted non-audit services provided by our independent certified public accountants, and reporting to our full Board of Directors regarding all of the foregoing. The Audit Committee meets with the independent certified public accountants and our management in connection with its review and approval of (i) the unaudited financials for inclusion in our quarterly reports and (ii) the annual audited financial statements for inclusion in our Annual Report on Form 10-K. Additionally, the Audit Committee provides our Board of Directors with such additional information and materials as it may deem necessary to make our Board of Directors aware of significant financial matters that require its attention. The Audit Committee’s goals and responsibilities are set forth in an Audit Committee Charter, a copy of which is attached as Appendix A. The Audit Committee held 13 meetings and took 4 actions by unanimous consent during the year ended August 31, 2004. The Audit Committee Report is set forth below.

Compensation Committee

The Compensation Committee consisted of Messrs. Huber and Votaw during all of fiscal year 2004 and also included Messrs. Chu and Gerace as of June 2, 2004. Only independent directors served on the Compensation Committee. The Compensation Committee was responsible for (a) establishing the compensation and bonus plan for the Chief Executive Officer and (b) administering the Year 2000 Stock Incentive Plan and granting options (other than to non-employee directors). The Compensation Committee held no meetings but took 2 actions by unanimous consent during the year ended August 31, 2004.

Nominations to the Board of Directors

The Company believes that it is appropriate for the Company not to have a standing nominating committee or committee performing similar functions because it is appropriate for the full board to consider and make such director nominations, with the approval of a majority of the independent directors.

Director nominees may be identified by the Board of Directors through current board members, officers, stockholders or other persons. Any stockholder desiring to submit a nomination to the Board of Directors, should send the recommendation in writing, together with appropriate background and contact information, to the Secretary of the Company at the address of the Company’s principal executive offices set forth above. The Board of Directors has not established formal minimum qualifications for a director nominee, and instead will evaluate any nominees on a case-by-case basis.

Family Relationships

There are no familial relationships among the executive officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Commission. Copies of all filed reports are required to be furnished to us. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during the fiscal year ended August 31, 2004, except that Mr. Valentine failed to timely file a Form 3 in January 2004.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, which recommends compensation levels for our chief executive officer and is authorized to consider and make grants of options pursuant to any approved stock option plan and to administer such plan, is comprised of Messrs. Gerace, Huber, Votaw and Dr. Chu. None of these gentlemen have been an officer or employee of Dynacq or any of its subsidiaries.

Compensation of Directors

Messrs. Chiu M. Chan and Philip S. Chan receive compensation only as officers of Dynacq. Commencing January 2003, Messrs. Chu, Votaw and Huber began to receive a fee of $1,200 per month as compensation for their service on the Audit Committee. Effective January 2004, the Board of Directors appointed Mr. James G. Gerace as an independent director, and increased the stipend for all independent directors to $5,000 per month.

Independence and “Controlled Company” Disclosure

Mr. Chiu M. Chan owns approximately 58.49% of the Company’s common stock and, therefore, holds approximately 58.49% of the Company’s voting power. Thus, the board of directors has determined that the Company is a “controlled company” within the meaning of Rule 4350(c)(5) of the National Association of Security Dealers Marketplace Rules. As a “controlled company,” the Company is exempt from certain listing standards of Nasdaq and is thus not required to have (i) a board of directors comprised of a majority of independent directors; (ii) compensation of the executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (iii) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors. However, the Company is not exempt from the requirements to have an audit committee comprised of at least three independent directors and to hold regularly scheduled meetings in which only the independent directors are present.

EXECUTIVE OFFICERS

Name	Age	Position
Chiu M. Chan	51	Chief Executive Officer, President, Secretary and Chairman of the Board of Directors

Philip S. Chan	53	Vice President – Finance, Chief Financial Officer and Director

James N. Baxter	62	Executive Vice President

Richard D. Valentine	49	Director of Operations and Development

Tammy Danberg-Farney	37	Executive Vice President and General Counsel

The following sets forth the name, age, present title, principal occupation, and certain biographical information for the past five years for our executive officers. Please refer to the director biographies for information regarding Messrs. Chiu Chan and Philip Chan.

James N. Baxter, age 62, has served as an executive vice president for Dynacq since July 2003. From April to July 2003, Mr. Baxter was an independent consultant to Dynacq. From 1993 to 2003, Mr. Baxter was President of Global Investment Alliance Inc., a private company engaged in investments. From 1994 to 1999, Mr. Baxter was President of GIA Securities Inc., a broker-dealer engaged in private placement finance.

Tammy Danberg-Farney, age 37, has served as an executive vice president and general counsel for Dynacq since December 2003. From 1995 to 2001, Ms. Danberg-Farney served as an associate with the Carter Law Firm; from 2001 to 2002 she maintained her own private law practice; from 2002-2003 she served as counsel at the law firm of Fulbright & Jaworski L.L.P. and from August 2003 to December 2003, she served as a staff attorney at Doctors Practice Management, Inc., a wholly-owned subsidiary of the Company.

Richard D. Valentine, age 49, has served as Director of Operations and Development for Dynacq since January 2004. From April 2002 to January 2004, Mr. Valentine served as Vice President of Marketing and Operations for Dynacq. Mr. Valentine served as CEO and co-owner of Pine Haven Healthcare from 1996-2000. In addition, Mr. Valentine served as CEO and co-owner of Houston Community Hospital from 2000- April 2002.

AUDIT COMMITTEE REPORT

For the fiscal year 2004, the Audit Committee operated under a written charter adopted by our Board of Directors, such charter having been amended, restated and adopted on January 9, 2004, a copy of which is attached as Appendix A to this Proxy Statement. The Audit Committee members’ responsibilities and functions are not intended to duplicate or to certify the activities of management and the independent certified public accountants. The Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Our management has the primary responsibility for the financial statements and reporting process, including our systems of internal controls.

During the fiscal year 2004, at various meetings, the Audit Committee met with senior members of the Company’s financial management team, the Company’s General Counsel, the Audit Committee’s independent counsel and/or our independent certified public accountants to review and discuss the financial statements and to discuss significant accounting issues.

On October 28 and November 12, 2004, the Audit Committee discussed with our independent certified public accountants and senior management the critical accounting policies of the Company and key estimates used in preparing the audited financial statements for the fiscal year ending August 31, 2004, as well as the quality of the Company’s financial reporting. This included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments members of the Audit Committee reviewed the certifications prepared by the Chief Executive Officer and the Chief Financial Officer that the consolidated financial statements of the Company present fairly, in all material respects, the financial position and results of operations of the Company. The Audit Committee’s review also included discussion with the independent auditors of matters required pursuant to the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee, among other things, discussed with Killman, Murrell & Company, P.C. matters relating to its independence, including the written disclosures and letter made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Finally, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program. On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve, and the Board has approved, the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2004 for filing with the Commission.

This report is furnished by the Audit Committee of our Board of Directors.

James G. Gerace (Chairman)

Ping S. Chu

Stephen L. Huber

Earl R. Votaw

The report of the Audit Committee and the performance graph on page 13 shall not be deemed to be “soliciting material” or to be filed with the Commission, nor shall this information be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Acts”), except to the extent that Dynacq Healthcare, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of November 29, 2004, information with respect to shares beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (b) each of our directors and the named executive officers named in the Summary Compensation Table below, and (c) all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, some shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within sixty days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investing power with respect to all shares of common stock shown as beneficially owned by them. All share numbers reflect two separate two-for-one stock dividends effected January 2000 and March 2001.

	Shares Beneficially Owned As Of November 29, 2004
Beneficial Owner(1)	Number Of Shares(2)		Percent Of Class
Chiu M. Chan	8,803,131	(3)	58.49%
Philip S. Chan	521,589	(4)	3.47%
Stephen L. Huber	20,000	(5)	Less than 1%
Earl R. Votaw	38,683		Less than 1%
Ping S. Chu	196,973	(6)	1.33%
James G. Gerace	10,000		Less than 1%
Richard D. Valentine	20,000	(5)	Less than 1%
James N. Baxter	32,000	(7)	Less than 1%
Tammy Danberg-Farney	20,000	(5)	Less than 1%
All directors and executive officers as a group (9 persons)	9,662,376	(8)	62.99%

(1)	The address for each named person is 10304 Interstate 10 East, Suite 369, Houston, Texas 77029.
(2)	Beneficial ownership is determined in accordance with Commission rules, and includes shares of stock underlying outstanding options that are currently exercisable or will become exercisable within 60 days of the date hereof.
(3)	Includes 200,000 shares underlying options, which are currently exercisable, 1,610,205 shares held by Mr. Chan’s spouse and 204,811 shares held by Mr. Chan’s son. Since Mr. Chan has voting power with respect to 58.49% of the Company’s outstanding common stock, he controls the outcome of the vote concerning the appointment of directors and the ratification of the appointment of the independent auditors.
(4)	Includes 197,500 shares underlying options, which are currently exercisable.
(5)	Consists of options to purchase 20,000 shares each of common stock, which are currently exercisable.
(6)	Includes 404 shares held by one of Dr. Chu’s daughters and 404 shares held by another of Dr. Chu’s daughters.
(7)	Includes options to purchase 30,000 shares of common stock, which are currently exercisable.
(8)	Includes 487,500 shares of common stock underlying options, which are currently exercisable.

EXECUTIVE COMPENSATION

The following table presents certain summary information concerning compensation earned for services rendered in all capacities by the individual who served as our Chief Executive Officer of the Company during the fiscal year ending August 31, 2004, as well as our other four most highly compensated executive officers (the “Named Executive Officers”) whose total annual salary and bonus exceeded $100,000 during the fiscal year ended August 31, 2004.

SUMMARY COMPENSATION TABLE

	Annual Compensation(1)					Long Term Compensation Awards		All Other Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)
Chiu M. Chan, President and CEO	2004 2003 2002	180,219 180,000 180,000	— — —	— — —		— — —		— — —
Philip S. Chan, CFO	2004 2003 2002	180,000 180,000 180,000	— — —	— — —		— — —		— — —
Richard D. Valentine, Director of Operations and Development	2004 2003 2002	175,000 175,000 70,000	— — —	9,000 9,000 3,000	(5) (5) (5)	— — 100,000	(2)	— — —
James N. Baxter, Executive Vice President	2004 2003	160,000 13,333	— —	20,000 10,000	(6) (7)	— 100,000	(3)	— —
Tammy Danberg-Farney Executive Vice President, General Counsel	2004 2003	145,000 10,000	— —	— —		— 100,000	(4)	— —

(1)	Excludes perquisites and other personal benefits unless such compensation was greater than $50,000 or 10% of the total annual salary and bonus of the individual.
(2)	Grant date April 15, 2002: 20,000 options vest each year on the anniversary of the grant date.
(3)	Grant date August 1, 2003: 30,000 options vest July 31, 2004, 30,000 options vest on July 31, 2005 and 40,000 options vest July 31, 2006.
(4)	Grant date August 1, 2003: 20,000 options vest each year on the anniversary of the grant date.
(5)	Represents auto allowance.
(6)	Represents auto allowance of $20,000.
(7)	Represents relocation expense reimbursement of $10,000.

Stock Option Grants

There were no options granted to any of the Named Executive Officers in the fiscal year ended August 31, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

The following table sets forth information concerning option exercises during the fiscal year ended August 31, 2004 and the value of option holdings outstanding as of August 31, 2004 with respect to our Named Executive Officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)(2)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the- Money Options at FY-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable(1)
Chiu M. Chan	—	—	200,000	—	282,500	—
Philip S. Chan	—	—	197,500	—	279,000	—
Richard D. Valentine	20,000	2,780	20,000	60,000	—	—
James N. Baxter	—	—	30,000	70,000	—	—
Tammy Danberg-Farney	—	—	20,000	80,000	—	—

(1)	Based on the fair market value of our common stock on August 31, 2004, of $5.85 per share less the exercise price payable for such shares.
(2)	Based on the fair market value of our common stock on the respective dates of exercise less the exercise price payable for such shares.

Employment Contracts and Change-In-Control Arrangements

James N. Baxter

Mr. Baxter entered into a three-year employment agreement with a subsidiary of Dynacq in August 2003, which provides for a base salary of $160,000 per year and an automobile allowance of $20,000 per year. The employment agreement also provides for the payment of relocation expenses in the amount of $10,000 and country club membership fees, as well as participation in employee benefit plans offered by the Company to its officers. Mr. Baxter’s compensation also includes an option to purchase 100,000 shares of common stock, with an exercise price of $17.75 per share, vesting as follows: (a) 30,000 shares on July 31, 2004, (b) 30,000 shares on July 31, 2005 and (c) 40,000 shares on July 31, 2006. Upon termination of employment, any vested options may be exercised for 90 days after the date of termination and then will lapse. In addition, if Mr. Baxter is terminated without cause, he will receive six months severance pay and will have three months after the date of termination to exercise a portion of the options which would have been exercisable following the year the termination occurred determined by multiplying the fraction, the numerator of which is the total number of days of employment in the applicable year of termination divided by 365 days, multiplied by the total number of options which would have vested that year.

Tammy Danberg-Farney

Ms. Danberg-Farney entered into a two-year employment agreement with a subsidiary of Dynacq on August 1, 2003, which will automatically renew for additional two-year terms unless written notice is given by either party 30 days prior to the expiration of the initial or any subsequent term. The employment agreement provides for an initial annual salary of $120,000 for the first 90 days of employment, which increased to $150,000 after such initial 90-day period. The employment agreement also provides for participation in employee benefit plans offered by the Company to its officers. Ms. Danberg-Farney’s compensation also includes an option to purchase up to 100,000 shares of Dynacq’s common stock, which will vest in increments of 20,000 shares on each August 1st following her start date and have an exercise price of $17.75, the average price per share of Dynacq common stock on August 1, 2003. Upon termination of employment, any vested options may be exercised within 90 days after the date of termination and then will lapse. In addition, if Ms. Danberg-Farney is terminated for cause, her rights to exercise any vested options will be terminated.

Richard Valentine

Mr. Valentine entered into a five-year employment agreement with Dynacq in April 2002, which provides for a base salary of $175,000 per year and the opportunity to receive an annual bonus of 50% of his annual salary based on objective performance parameters, the satisfaction of such parameters determined in the discretion of the Board of Directors. The employment agreement also provides an automobile allowance of $750 per month, as well as participation in employee benefit plans offered by the Company to its employees. Mr. Valentine’s compensation also includes an option to purchase 100,000 shares of common stock of the Company, the terms of which are described in footnote 6 to the “Summary Compensation Table.” The employment agreement provides that, if the Company enters into employment or incentive agreements with its key employees, Mr. Valentine will have the opportunity to negotiate for substantially equivalent terms. The employment agreement also contains a covenant not to compete with the Company during the period of employment and for a period of two years following the termination for any reason. If Mr. Valentine is terminated for cause, he will be entitled to receive his base salary on a pro rata basis to the date of termination. If Mr. Valentine is terminated without cause, he will receive six months severance pay, he will have three months after the date of termination to exercise any outstanding options (which will immediately vest on the date of such termination without cause), and the non-competition covenant contained in his employment agreement will be terminated. In the event of a change of control, as defined in the employment agreement, all of Mr. Valentine’s outstanding options will immediately vest and become exercisable and, if he is terminated within six months following such change of control, Mr. Valentine will receive six months severance pay in addition to the consideration for his non-competition covenant equal to 18 months salary, if the covenant is not waived by the Company or its successor.

2000 Stock Incentive Plan

Our 2000 Stock Incentive Plan provides for accelerated vesting of the shares of common stock subject to outstanding options in connection with certain changes in control of Dynacq. See below, “Committee Report on Executive Compensation – Annual and Long Term Incentive Plan.”

SECURITIES TO BE ISSUED UNDER EQUITY COMPENSATION PLANS

The following table sets forth, as of August 31, 2004, the number of shares of our common stock that may be issued upon the exercise of outstanding options issued under equity compensation plans, the weighted average exercise price of those options and the number of shares of common stock remaining available for future issuance under equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans approved by security holders:

• 2000 Stock Incentive Plan	929,111	9.23	3,533,718
Equity Compensation Plan not approved by security holders:

• 1995 Non-Qualified Stock Option Plan for Consultants and Non-Employee Directors	84,000	5.49	344,828	(1)

(1)	The Board of Directors of the Company resolved on July 29, 2004 not to issue any additional stock options under the 1995 Non-Qualified Stock Option Plan for non-employees other than non-employee directors. No stock options are exercisable more than 10 years after the date of grant. In the event that a participant ceases to be a consultant or a director of the Company, options that vested prior to such termination are exercisable for 30 days after the termination.

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors supervises our executive compensation. We seek to provide executive compensation that will support the achievement of our financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Compensation Committee may review executive compensation surveys and other available information.

We seek to provide an overall level of compensation to our executives that is competitive within our industry and other companies of comparable size and complexity. Compensation in any particular case may vary from any industry average on the basis of annual and long-term performance as well as individual performance. The Compensation Committee will exercise its discretion to set compensation where in its judgment external, internal or individual circumstances warrant it. In general, we compensate our executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options.

Base salary levels for our executive officers are set generally to be competitive in relation to the salary levels of executive officers in other companies within our industry or other companies of comparable size, taking into consideration the position’s complexity, responsibility and need for special expertise. In reviewing salaries in individual cases, the Compensation Committee also takes into account individual experience and performance.

We provide long-term incentive compensation through our 2000 Stock Incentive Plan. The number of shares covered by any grant is generally determined by the then current stock price, subject in certain circumstances, to vesting requirements. In special cases, however, grants may be made to reflect increased responsibilities or reward extraordinary performance.

Chief Executive Officer Compensation

Mr. Chiu M. Chan was elected to the position of chief executive officer in 1992. For the fiscal years ended August 31, 2004 and 2003, Mr. Chan’s salary was $180,219 and $180,000, respectively. Mr. Chan received no bonuses or other equity compensation during the fiscal years ended August 31, 2004 and 2003.

The overall goal of the Compensation Committee is to insure that compensation policies are established that are consistent with our strategic business objectives and that provide incentives for the attainment of those objectives. This is effected in the context of a compensation program that includes base pay, annual incentive compensation and stock ownership.

Annual and Long-Term Incentive Plan

The 2000 Stock Incentive Plan provides that any employee, consultant, or director of the Company, its subsidiaries and affiliated entities is eligible to receive stock options, restricted stock, performance awards, phantom shares, bonus shares, or other stock-based awards, either separately or in combination. The number of shares of common stock with respect to which awards may be granted under the Plan is 3,533,718, subject to adjustment. The Plan is intended to promote the interests of the Company by encouraging employees, consultants, and directors of the Company, its parent corporation, its subsidiaries, and affiliated entities to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the Company’s business, thereby advancing the interests of the Company and its stockholders. As of August 31, 2004, there were 929,111 awards outstanding under the Plan.

Compliance with Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensation over $1.0 million paid to the Chief Executive Officer and certain other highly compensated executive officers. Generally, the Code excludes from the calculation of the $1.0 million cap compensation that is based on the attainment of pre-established, objective performance goals. Where practicable, it is the Compensation

Committee’s policy to establish compensation practices that are both cost-efficient from a tax standpoint and effective as a compensation program. The Compensation Committee considers it important to be able to utilize the full range of incentive compensation tools, even though some compensation may not be fully deductible.

This report is furnished by the Compensation Committee of our Board of Directors.

Ping S. Chu (Chairman)

James G. Gerace

Stephen L. Huber

Earl R. Votaw

STOCK PERFORMANCE GRAPH

The following graph compares the yearly change in the Company’s cumulative, five-year total share owner return with the following Specialty Hospitals Peer Group (MedCath Corp., PainCare Holdings, Inc. and RehabCare Group, Inc.) and the Russell 3000 Index. The graph assumes that $100 was invested on September 1, 1999, in each of the Company’s common stock, the Specialty Hospitals Peer Group, and the Russell 3000, and assumes that all dividends were reinvested.

	Cumulative Total Return
	8/1999	8/2000	8/2001	8/2002	8/2003	8/2004
Dynacq Healthcare	100	222.61	754.48	786.85	1,204.68	291.33
Peer Group	100	356.00	391.51	255.42	219.48	327.45
Russell 3000	100	119.16	88.85	72.41	81.00	88.65

INDEPENDENT AUDITORS

PROPOSAL II: RATIFICATION OF INDEPENDENT AUDITORS

Killman, Murrell & Company, P.C. audited the Company’s consolidated financial statements for the fiscal year ended August 31, 2004, and has advised the Company that it will have representatives available at the January 4, 2005 Annual Meeting to respond to appropriate questions. Such representatives will be permitted to make a statement if they desire to do so. The Company has selected Killman, Murrell & Company, P.C. as its independent certified public accountants to audit its fiscal year 2005 consolidated financial statements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On December 17, 2003, Ernst & Young LLP notified the Company that it resigned as the Company’s independent auditor effective immediately. On December 24, 2003, the Company filed a Form 8-K reporting Ernst & Young’s resignation as the Company’s independent auditor. On April 6, 2004, the Company filed a Form 8-K/A restating and supplementing the information provided in the Form 8-K dated December 24, 2003.

Ernst & Young was engaged as the Company’s independent auditor on May 31, 2002. Ernst & Young’s report on the financial statements for the fiscal year ended August 31, 2002 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. See Note 2 to the consolidated financial statements for additional information regarding the financial statements for the fiscal year ended August 31, 2002. As of December 17, 2003, Ernst & Young had not completed its audit work with respect to the Company’s August 31, 2003 financial statements.

The Audit Committee of the Company’s Board of Directors was informed of, but did not recommend or approve, Ernst & Young’s resignation.

During the Company’s fiscal year ended August 31, 2002 and the subsequent interim periods preceding Ernst & Young’s resignation, there were no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with their report.

On December 15, 2003, Ernst & Young orally communicated to certain officers of the Company Ernst & Young’s concerns relating to the Company’s disclosure controls, accounting controls and controls over safeguarding of assets. Ernst & Young’s concerns arose as a result of a transaction related to the sale of certain Company receivables to a foreign entity that is not a financial institution; the transaction did not appear to Ernst & Young to be in the ordinary course of the Company’s business.

On December 17, 2003, Ernst & Young orally informed the Company that the Company lacked the internal controls necessary to develop reliable financial statements. By letter dated December 23, 2003, Ernst & Young advised the Board of Directors of its conclusion that material weaknesses in internal control had come to its attention during the course of performing its audit of the Company’s financial statements for the year ended August 31, 2003, specifically noting (a) “inadequate communication lines and internal controls relating to the authorization, recognition, capture and review of transactions, facts, circumstances and events that may have a material impact on the Company’s financial reporting process and (b) a lack of supervision, review and quality control related to the accounting for income taxes, including the preparation of the federal income tax provision in accordance with SFAS No. 109, Accounting for Income Taxes.”

In connection with (a) above, Ernst & Young stated “Specifically in November 2003, the Company’s Chief Executive Officer negotiated a significant transaction to sell certain accounts receivable to another entity. This transaction was not disclosed to the Company’s Chief Financial Officer, the Company’s independent auditors nor the Company’s Board of Directors prior to its execution and represents significant deficiencies in the Company’s disclosure controls, accounting controls and controls over the safeguarding of its assets.”

Certain circumstances underlying the transaction in question were as follows: (i) funds in an amount equal to the proposed purchase price were deposited into the Company’s bank account on November 26, 2003, (ii) neither the Chief Financial Officer nor the Board of Directors of the Company had been advised of the transaction in advance, nor had the Board of Directors authorized the transaction in advance, (iii) the receipt of funds had not been recorded in the Company’s accounting records, (iv) Ernst & Young had initially been advised by outside counsel to the Company that the transaction had closed, and (v) on December 11, 2003, the Company’s Board of Directors, pending negotiation of acceptable companion agreements and subject to certain other conditions, authorized officers of the Company to execute and deliver Bills of Sale effective as of November 26, 2003, to effect the transaction.

As of December 15, 2003, open issues still existed between the Company and the proposed purchaser with respect to the procedure, responsibility, and compensation to the Company for collecting the subject receivables. The open issues were never resolved, and the proposed sale of receivables by the Company was never concluded. Negotiations with the proposed purchaser terminated, and the funds were returned.

The receivables involved in the proposed transaction had a face value of approximately $34 million, but, having remained outstanding in excess of eighteen months, had previously been written down to a book value of $1.7 million (which constituted approximately 2% of total assets as of August 31, 2003), with a proposed sale price of $3.4 million. If such sale had been concluded prior to the filing of the Form 10-K for the year ended August 31, 2003, the completed transaction would have been reported as a subsequent event. During the fiscal year ended August 31, 2003 and thereafter to date, there were no other transactions or events similar to those involved in the proposed sale of receivables by the Company.

Neither the Company’s Board of Directors nor the Audit Committee of the Company’s Board of Directors discussed with Ernst & Young its conclusions concerning the lack of internal controls. The Company authorized Ernst & Young to respond fully to the inquiries of the successor accountant regarding Ernst & Young’s statement that the Company lacks the internal controls necessary to develop reliable financial statements.

The Company has previously provided Ernst & Young with a copy of the foregoing disclosures, and a copy of Ernst & Young’s letter regarding the change in certifying accountant was filed as Exhibit 16.1 to the Form 8-K/A filed by the Company on April 16, 2004.

On January 19, 2004, the Audit Committee of the Board of Directors engaged the registered public accounting firm of Killman, Murrell & Company, P.C. (“KMC”) as the Company’s new independent accountant for the fiscal year ended August 31, 2003. KMC also performed the re-audit for the fiscal year ended August 31, 2002, and on August 31, 2004, the Audit Committee engaged KMC as the Company’s independent auditors for the fiscal year ended August 31, 2004. On November 12, 2004, the Audit Committee engaged KMC as the Company’s independent auditor for the fiscal year ending August 31, 2005. During the three most recent fiscal years ended August 31, 2004, August 31, 2003 and August 31, 2002 and the subsequent interim period prior to the Company’s engagement of KMC, the Company did not consult with KMC regarding the application of accounting principles to a specific transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or the advice of the Company’s former independent accountant that the Company lacks internal controls necessary to develop reliable financial statements.

Audit Fees

Aggregate fees for professional services rendered by KenWood & Associates, P.C., Ernst & Young LLP and Killman, Murrell & Company, P.C. for the fiscal years ended August 31, 2003 and 2004, were as follows:

	2003		2004
Audit Fee	$435,700	(1)	$1,235,482	(2)
Audit Related Fees	—		—
Tax Fees	—		$9,320
All Other Fees	$67,460		$7,500

(1)	Of this amount, $410,145 represents fees paid to Ernst & Young for professional services rendered for the audit of our annual financial statements for the fiscal year ended August 31, 2003 and the review of the financial statements included in our quarterly reports for the fiscal quarters ended November 30, 2002, February 28, 2003 and May 31, 2003. During the fiscal year ended August 31, 2003, KenWood provided professional services in connection with the reviews of the financial statements included in our quarterly reports for the periods prior to February 28, 2002, and the aggregate fees billed by KenWood for such services was $25,553.
(2)	Ernst & Young— $264,445 for fiscal year 2003 audit: KenWood— $18,257 for fiscal year 2001 restatement: KMC— $952,780 for fiscal year 2001 restatement, fiscal year 2002 re-audit, fiscal year 2003 audit, and fiscal year 2004 audit.

Audit Fees for the fiscal years ended August 31, 2003 and 2004 represent the aggregate fees billed for professional services rendered by Killman, Murrell & Company, P.C., Ernst & Young and KenWood, as applicable, for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

Tax-Related Fees for the fiscal year ended August 31, 2004, represents the aggregate fees billed for professional services rendered by Killman, Murrell & Company, P.C. and by Ernst & Young for income tax return preparation and tax compliance.

All Other Fees for the fiscal years ended August 31, 2003 and 2004, represent the aggregate fees billed for services rendered by Ernst & Young, for litigation support services and raising capital.

Audit Committee Pre-Approval Policies and Procedures

All audit and non-audit services performed by the independent certified public accountants are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors’ independence. The Audit Committee’s charter provides that the Audit Committee may delegate to any of its members the authority to pre-approve any services performed by the independent certified public accountants, provided that such approval is presented to the Audit Committee at its next scheduled meeting. All of the audit-related, tax and all other services described above were pre-approved by the full Audit Committee.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be presented at the 2006 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices by August 5, 2005 to be considered for inclusion in the proxy statement and form of proxy relating to the 2006 Annual Meeting. In order for any stockholder proposal that is not included in such proxy statement and form of proxy to be brought before the 2006 Annual Meeting, such proposal must be received by the Secretary of the Company at its principal executive offices by August 5, 2005.

The Annual Report on Form 10-K of the Company for the year ended August 31, 2004, including audited financial statements, is enclosed with this proxy statement but does not constitute a part of the proxy soliciting material.

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has filed a copy of its Code of Ethics as an exhibit to our report on Form 10-K for the fiscal year ended August 31, 2003 by the Company and has also made such Code of Ethics available on the Company’s website at www.dynacq.com. A copy of the Code of Ethics will be provided to any person without charge, upon request, by sending a copy of such request to the attention of the Corporate Secretary at Dynacq Healthcare, Inc., 10304 Interstate 10-East, Suite 369, Houston, Texas 77029.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Seven members of Mr. Chiu Chan’s immediate family (four brothers-in-law and three sisters-in-law) are employed by the Company or its subsidiaries. Such family members received an aggregate of $309,918 in compensation from the Company or its subsidiaries in fiscal year 2004.

Two members of Mr. Philip Chan’s immediate family (his sister and a sister-in-law) are employed by the Company or its subsidiaries. Such family members received an aggregate of $108,939 in compensation from the Company or its subsidiaries in fiscal year 2004.

SOLICITATION

The Company will bear the cost of the solicitation of proxies. In addition to solicitation by mail, certain of the directors, officers or regular employees of the Company may, without extra compensation, solicit the return of proxies by telephone or electronic media. Arrangements will be made with brokerage houses, custodians and other fiduciaries to send proxy material to their principals, and they will be reimbursed by the Company for any out-of-pocket expenses.

VOTING PROCEDURES

A majority of the outstanding shares of common stock present in person or represented by proxy at the January 4, 2005 Annual Meeting constitutes a quorum for the transaction of business. The inspector of elections appointed by the Company will count all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the meeting. The affirmative vote of holders of a plurality of the common stock present or represented by proxy at the meeting and entitled to vote is required for the election of each director nominee. Therefore, abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors. On all other matters, the affirmative vote of holders of a majority of the common stock present or represented by proxy at the meeting and entitled to vote is required. Therefore, on any such matters, abstentions have the effect of a negative vote and broker non-votes will not be taken into account.

OTHER MATTERS

Stockholders who wish to communicate with the Board of Directors, or with any individual director, may send such communication in writing addressed to the Board of Directors, or to an individual director, at 10304 I-10 East, Suite 369, Houston, Texas 77029.

The Board knows of no other business to come before the January 4, 2005 Annual Meeting. However, if any other matters are properly brought before the January 4, 2005 Annual Meeting, the persons named in the accompanying form of proxy or their substitutes will vote in their discretion on those matters.

APPENDIX A

AUDIT COMMITTEE CHARTER

OF

DYNACQ HEALTHCARE, INC.

(as amended, restated, and adopted by the Board of Directors on January 9, 2004)

I. Composition of the Committee:

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Dynacq Healthcare, Inc. (hereinafter referred to as the “Company”) shall be comprised of at least three directors, each of whom is (i) “independent” under the rules of the Nasdaq Stock Market, Inc. and the Sarbanes-Oxley Act of 2002 (the “2002 Act”), (ii) does not accept any consulting, advisory or other compensatory fee from the issuer other than in his or her capacity as a member of the Board or any committee of the Board, (iii) is not an “affiliate” of the Company or any subsidiary of the Company, as such term is defined by the Securities and Exchange Commission (the “SEC”) in its rules pursuant to Section 301 of the 2002 Act, and (iv) does not own or control 20% or more of the Company’s voting securities, or such lower measurement as may be established by the SEC. All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, and within the time period set forth by Nasdaq, the Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication.

No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee, and discloses this determination in the Company’s annual proxy statement. No member of the Committee may receive, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company other than (i) director’s fees; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

Members shall be appointed by the Board and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

The Audit Committee shall designate one member of the Audit Committee as its chairperson. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue.

II. Purposes of the Committee:

The purposes of the Committee are to:

1.	Assist Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and the Company’s internal audit function;

2.	prepare the report required to be prepared by the Committee pursuant to the rules of the SEC for inclusion in the Company’s annual proxy statement; and

3.	oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

The function of the Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

The independent auditors for the Company are accountable to the Committee, as representatives of the stockholders. The Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting). The Committee has the authority and responsibility to appoint, retain and terminate the Company’s independent auditors subject, to stockholder ratification. The Company’s independent auditors shall report directly to the Committee.

The independent auditors shall submit to the Committee annually a formal written statement (the “Auditors’ Statement”) describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board No. 1.

The independent auditors shall submit to the Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services, not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

III. Meetings of the Committee:

The Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Committee should meet separately at least quarterly with management, the director of the internal auditing department and the independent auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall meet in executive session at least twice a year, and more frequently as necessary or appropriate, in conjunction with regularly scheduled meetings of the Board at regularly scheduled times and places determined by the Committee chairperson. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV. Duties and Powers of the Committee:

To carry out its purposes, the Committee shall have the following duties and powers:

1.	with respect to the independent auditors,

(i)	to appoint, retain and terminate the independent auditors, subject to stockholder ratification, including sole authority to approve all audit engagement fees and terms;

(ii)	to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors, and to consider whether the outside auditors’ provision of non-audit services to the Company is compatible with maintaining the independence of the outside auditors;

(iii)	to ensure that the independent auditors prepare and deliver annually an Auditors’ Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors;

(iv)	to obtain from the independent auditors in connection with any audit, prior to the filing of the Company’s audit report with the SEC, a report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences;

(v)	to review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;

(vi)	to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself;

(vii)	to take into account the opinions of management and the Company’s internal auditors in assessing the independent auditors’ qualifications, performance and independence;

(viii)	to instruct the independent auditors that the independent auditors are ultimately accountable to the Committee, as representatives of the stockholders; and

(ix)	to review and approve all related party transactions of the Company.

2.	with respect to the internal auditing department,

(i)	to review the appointment and replacement of the director of the internal auditing department; and

(ii)	to advise the director of the internal auditing department that he or she is expected to provide to the Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management’s responses thereto;

3.	with respect to financial reporting principles and policies and internal audit controls and procedures,

(i)	to advise management, the internal auditing department and the independent auditors that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and practices;

(ii)	to consider any reports or communications (and management’s and/or the internal audit department’s responses thereto) submitted to the Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented, including reports and communications related to:

•	deficiencies noted in the audit in the design or operation of internal controls;

•	consideration of fraud in a financial statement audit;

•	detection of illegal acts;

•	the independent auditors’ responsibility under generally accepted auditing standards;

•	any restriction on audit scope;

•	significant accounting policies;

•	significant issues discussed with the national office respecting auditing or accounting issues presented by the engagement;

•	management judgments and accounting estimates;

•	any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

•	the responsibility of the independent auditors for other information in documents containing audited financial statements;

•	disagreements with management;

•	consultation by management with other accountants;

•	major issues discussed with management prior to retention of the independent auditors;

•	difficulties encountered with management in performing the audit;

•	the independent auditors’ judgments about the quality of the entity’s accounting principles;

•	reviews of interim financial information conducted by the independent auditors; and

•	the responsibilities, budget and staffing of the Company’s internal audit function;

(iii)	to meet with management, the independent auditors and, if appropriate, the director of the internal auditing department:

•	to discuss the scope of the annual audit;

•	to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent auditors, relating to the Company’s financial statements;

•	to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

•	to discuss any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

•	to review the form of opinion the independent auditors propose to render to the Board of Directors and stockholders; and

•	to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

(iv)	to inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls;

(v)	to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(vi)	to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

(vii)	to discuss with the Company’s General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

(viii)	to discuss earnings press releases;

(ix)	to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

(x)	to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

(xi)	to establish hiring policies for employees or former employees of the independent auditors; and

(xii)	to review and approve related party transactions of the Company where appropriate.

4.	with respect to reporting and recommendations,

(i)	to prepare any report or other disclosures, including any recommendation of the Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

(ii)	to review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board;

(iii)	to report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate; and

(iv)	to prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

V. Delegation to Subcommittee:

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

VI. Resources and Authority of the Committee:

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

DYNACQ HEALTHCARE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JANUARY 4, 2005

The Annual Meeting of the Stockholders of Dynacq Healthcare, Inc. (the “Company”) will be held on January 4, 2005, at 10:00 a.m. local time, at the Company’s principal executive offices located at 10304 Interstate 10 East, Suite 369, Houston, Texas 77029.

The undersigned having received the notice and accompanying Proxy Statement for said meeting hereby constitutes and appoints Chiu M. Chan or Philip S. Chan, or any of them, his/her true and lawful agents and proxies, with power of substitution and resubstitution in each, to represent and vote at the Annual Meeting scheduled to be held on January 4, 2005, or at any adjournment or postponement thereof on all matters coming before said meeting, all shares of common stock of Dynacq Healthcare, Inc. which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

(Continued and to be dated and signed on the reverse side.)

ADDRESS CHANGE:

(If you noted any address changes above, please check the corresponding box on the reverse side.)

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DYNACQ HEALTHCARE, INC.

Vote:

1.	To elect Directors to serve until the next succeeding annual meeting and until a successor is duly elected and qualified or until the earlier death, resignation or removal of such director. Any proxy which is executed by you in such a manner as not to withhold authority to vote for the election of any nominee shall be deemed to grant such authority. Nominees for election as Directors:

01) Chiu M. Chan

02) Philip S. Chan

03) Stephen L. Huber

04) Earl R. Votaw

05) Ping S. Chu

06) James G. Gerace

For All	Withhold All	For All Except

[ ]	[ ]	[ ]

To withhold authority to vote for a nominee, mark “For All Except” and write the nominee’s number on the line below.

2.	To ratify the appointment of Killman, Murrell & Company, P.C. as the Company’s independent auditors.

For	Against

[ ]	[ ]

3.	In the discretion of the proxies, such other business as may properly come before the meeting and at any adjournments or postponements thereof.

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees for Director, FOR the ratification of the appointment of Killman, Murrell & Company, P.C. as the Company’s independent auditors and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

The Board of Directors recommends a vote FOR the election of the nominees for Director, and FOR the ratification of the appointment of Killman, Murrell & Company, P.C. as the Company’s independent auditors.

NOTE: Please sign, date and return your instructions promptly in the enclosed envelope. Sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian or other fiduciary, please give full title as such.

[        ] For address changes, please check this box and write them on the back where indicated.

Signature (PLEASE SIGN WITHIN BOX)	Date

Signature (Joint Owners)	Date

[Form of Proxy is required to be attached as an appendix. See Rule 14a-4.]